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Exhibit 3.20

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
R.O.I. CONSULTING, INC.

        In accordance with the laws of the State of Florida, the Articles of Incorporation of R.O.I. Consulting, Inc. are hereby amended in their entirety and restated as set forth below. The date of filing of the original Articles of Incorporation with the Florida Department of State was May 5, 1997. These amended and restated Articles of Incorporation were duly adopted in accordance with Section 607.1007 of the Florida Business Corporation Act.

ARTICLE I
NAME

        The corporate name that satisfies the requirements of Section 607.0401 is: R.O.I. Consulting, Inc.

ARTICLE II
PRINCIPAL OFFICE

        The street address of the principal office of the corporation and its mailing address is: 404 N. 4th Street, Suite 3, Jacksonville Beach, FL 32250.

ARTICLE III
AUTHORIZED SHARES

        The number of shares the corporation is authorized to issue is 10,000,000 shares of $.01 par value common stack.

ARTICLE IV
REGISTERED OFFICE

        The street address of the registered office of the corporation is 1200 South Pine Island Road, Plantation, Florida 33324 and C T Corporation System is the registered agent at that office.

        The foregoing amended and restated Articles of Incorporation were adopted by the board of directors and shareholders on the 25th day of March, 1999. The designation of each voting group entitled to vote separately on the amended and restated articles of incorporation is as follows:

	Voting Group Designation
Class	No. of Shares Entitled to Vote	No. of Shares Voted in Favor	No. of Shares Voted Against
Common Shares	1,100,000	1,100,000	0

The number of votes cast for the amendment by the shareholders in each voting group was sufficient for approval by that voting group and the number of votes cast for the amendment by the shareholders was sufficient for approval.

Signed this 25th day of March, 1999.

/s/ Sean D. Mann Sean D. Mann, President

 ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
R.O.I. CONSULTING, INC.

        Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts these Articles of Amendment.

        FIRST    The name of the corporation is R.O.I. Consulting, Inc.

        SECOND    The Articles of Incorporation of this corporation are amended by changing Article I so that, as amended, said article shall read as follows:

        The name of this corporation shall be digital fusion, inc.

        THIRD    The Articles of Incorporation of this corporation are amended by changing Article II so that, as amended, said article shall read as follows:

        The principal office address shall be 400 N. Ashley Drive, Suite 2600, Tampa, Florida

        FOURTH    The amendment to the Articles of Incorporation set forth above was adopted on the 14th day of April, 1999.

        FIFTH    The designation of each voting group entitled to vote separately on the amendment is as follows:

	Voting Group Designation
Class	No. of Shares Entitled to Vote	No. of Shares Voted in Favor	No. of Shares Voted Against
Common	3,500,000	3,500,000	0

        SIXTH    The number of shares cast for the amendment by the shareholders in each voting group was sufficient for approval by that voting group and the number of shares cast for the amendment by the shareholders was sufficient for approval.

Signed this 21st day of April, 1999.

/s/ Sean D. Mann Sean D. Mann, President

 ARTICLES OF MERGER

        The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

        First:    The name and jurisdiction of the surviving corporation (the "Surviving Corporation") is:

Name	Jurisdiction
digital fusion, inc.	Florida

        Second:    The name and jurisdiction of each merging corporation (the "Merging Corporation") is:

Name	Jurisdiction
Digital Fusion Acquisition Corp.	Delaware

        Third:    The Plan of Merger is attached.

        Fourth:    The merger shall become effective at the close of business on the date the Articles of Merger are filed with the Florida Department of State.

        Fifth:    The Plan of Merger was adopted by the shareholders of the Surviving Corporation on February 10, 2000.

        Sixth:    The Plan of Merger was adopted by the board of directors of the Merging Corporation on February 10, 2000, and shareholder approval was not required.

        Seventh:    Signatures of each corporation:

Name of Corporation	Signature	Typed or Printed Name of Individual & Title
digital fusion, inc.	/s/ Sean D. Mann	Sean D. Mann, President
Digital Fusion Acquisition Corp.	/s/ Howard Johnson	Howard Johnson, President

 PLAN OF MERGER

        The following plan of merger is submitted in compliance with section 607.1101, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

        First:    The name and jurisdiction of the surviving corporation (the "Surviving Corporation") is:

Name	Jurisdiction
digital fusion, inc.	Florida

        Second:    The name and jurisdiction of each c, corporation (the "Merging Corporation"

Name	Jurisdiction
Digital Fusion Acquisition Corp.	Delaware

        Third:    At the effective time of the merger, all of the issued and outstanding shares of capital stock of the Surviving Corporation shall be converted into 1,025,000 shares and warrants to purchase 300,000 shares of $0.01 par value common stock of IBS Interactive, Inc., a Delaware corporation.

        Fourth:    The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the corporation surviving the merger. No changes or amendments shall be made to the Articles of Incorporation because of the merger.

        Fifth:    The Bylaws of the Surviving Corporation shall be the Bylaws of the corporation surviving the merger. No changes or amendments shall be made to the Bylaws because of the merger.

        Sixth:    The directors and officers of the Merging Corporation shall be the directors and officers of the corporation surviving the merger and shall serve until their successors are selected.

        Seventh:    Certain other terms and conditions of the merger are as set forth in that certain Agreement and Plan of Merger, dated as of February 10, 2000.

        Eighth:    The merger shall be effective at the close of business on the date the Articles of Merger are filed with the Florida Department of State.

 EXHIBIT A

DIGITAL FUSION, INC.

Howard Johnson	Sole Director, President and Secretary	IBS Two Ridgedale Ave.
Suite 350
Cedar Knolls, NJ

 ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
DIGITAL FUSION, INC.

        Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

        FIRST    The name of the corporation is digital fusion, inc.

        SECOND    The Article of Incorporation of this corporation are amended by changing Article I so that, as amended, said article shall read as follows:

        The name of this corporation shall be Digital Fusion Solutions, Inc.

        THIRD    The amendment to the Articles of Incorporation set forth above was adopted on the 9th day of November, 2001.

        FOURTH    The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.

Signed 12 | day of November, 2001

/s/ Roy E. Crippen, III Roy E Crippen, III Director and President

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  Exhibit 3.20
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF R.O.I. CONSULTING, INC.
ARTICLE I NAME
ARTICLE II PRINCIPAL OFFICE
ARTICLE III AUTHORIZED SHARES
ARTICLE IV REGISTERED OFFICE
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION R.O.I. CONSULTING, INC.
ARTICLES OF MERGER
PLAN OF MERGER
EXHIBIT A DIGITAL FUSION, INC.
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF DIGITAL FUSION, INC.